UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2010


                                AVRO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     333-141686                 20-8387017
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)

                               213 E Arkansas Ave
                              Vivian, LA 71082, USA
                             Telephone: 318-734-4737
              Address and telephone of principal executive offices:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2010, Avro Energy, Inc. ("Avro" or the "Company") entered into a definitive letter agreement (the "Agreement") to sell its Hoss Holmes Lease (the "Lease") located near Hosston, Louisiana, to G&S Operations, a Louisiana private oil and gas operator (the "Buyer"). The Hoss Holmes Lease is located on Section 24 Township 22 North Range 15 West Caddo Pine Island Field located near Hosston, Louisiana.

Under the terms of the Agreement, the Buyer will immediately pay Avro $60,000 in cash and $20,000 in equipment consisting of: one gun barrel separator; two pumping units, tubing, and rods.

The Company is divesting itself of this non-core asset in order to further its operations on its wells in South Arkansas. The Company plans to immediately move the above equipment to its wells in South Arkansas in order to further increase production on these wells. The Company believes that focusing on the Arkansas wells will bring better value to the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1: Agreement setting forth the terms of agreement between the Company and G&S Operations.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 AVRO ENERGY INC.


Date: March 10, 2010                           By: /s/ Donny Fitzgerald
                                                    ----------------------------
                                                    DONNY FITZGERALD

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